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                                 AMENDED AND RESTATED
                         CERTIFICATE OF LIMITED PARTNERSHIP
                                          OF
                              SHAMROCK LOGISTICS, L.P.

     Shamrock Logistics, L.P., a limited partnership organized under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on December 7, 1999, as amended on August 10, 2000, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows, and that such amendment and restatement shall be effective as of 12:01 A.M. Eastern Standard Time on January 1, 2002:

     1.   The name of the limited partnership is Valero L.P. (the
          "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          Name and Address
          of Registered Agent                    Address of Registered Office
          -------------------                    ----------------------------

          Corporation Trust Company              1209 Orange Street
          1209 Orange Street                     Wilmington, DE 19801
          Wilmington, Delaware 19801

     3.   The name and business address of the General Partner are as follows:

          General Partner                        Address
          ---------------                        -------

          Riverwalk Logistics, L.P.              6000 North Loop 1604 West
                                                 San Antonio, Texas 78249

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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited
Partnership has been duly executed as of the 31st day of December, 2001 and is being filed in accordance with Section 17-210 of the Act by the undersigned General Partner.

                                             GENERAL PARTNER

                                             RIVERWALK LOGISTICS, L.P.

                                             By:  Valero GP, LLC,
                                                  its General Partner


                                             By:  /s/ Todd Walker
                                             Name:  Todd Walker
                                             Title: Corporate Secretary